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                                                                    Exhibit 10.2


                             EMPLOYMENT AGREEMENT


PARTIES:  PLANAR SYSTEMS, INC.           ("Company")
          1400 N.W. Compton Drive
          Beaverton, OR 97006

          JAMES M. HURD                  ("Executive")
          469 N.W. Skyline Blvd.
          Portland, OR 97229

DATE:     April 30, 1999


                                   RECITALS:

     A. Company wishes to retain the services of Executive for at least the duration of this Agreement, and Executive wishes to provide his services for such period, all upon the terms and conditions set out in this Agreement.

     B. It is expressly recognized by the parties that Executive's agreement to be bound by the terms of this Agreement represents a substantial commitment to Company in terms of Executive's personal and professional career and a foregoing of present and future career options by Executive, for all of which Company receives substantial value.

     THEREFORE, the parties agree as follows:

                                   ARTICLE I
                          EMPLOYMENT, DUTIES AND TERM
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     1.1  Employment.  Upon the terms and conditions set forth in this
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Agreement, Company hereby employs Executive, and Executive accepts such employment. Except as expressly provided herein, termination of this Agreement by either party or by its terms as provided in Section 1.3 shall not preclude Company from continuing Executive's employment with Company in the same or a different position.

     1.2  Duties.  Executive shall devote his full-time and best efforts to
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Company and to fulfilling the duties of his position which shall include such duties as may from time to time be assigned him by Company and the Board of Directors, provided that such duties are reasonably consistent with Executive's education, experience and background. Executive shall comply with Company's policies and procedures to the extent they are not inconsistent with this Agreement in which case the provisions of this Agreement prevail.

     1.3  Term.  Subject to the provisions of Section 1.1 and Article III,
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Executive's employment shall continue through January 1, 2001.  This Agreement shall terminate automatically by its terms at 12:01 a.m. on January 2, 2001.

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                                  ARTICLE II
                           COMPENSATION AND EXPENSES
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     2.1  Compensation.  As consideration for this Agreement, Company shall pay,
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subject to Sections 3.4 and 3.5, Executive as follows:

          (a) From the effective date of this agreement through the end of fiscal year 1999 (September 24, 1999), a base salary of $277,000 annually, payable in equal installments in accordance with Company's regular payroll practices, plus Bonus compensation as determined by the Compensation Committee of the Company's Board of Directors.

          (b) For the period September 25, 1999 through January 1, 2001, a base salary of $325,000 annually, payable in equal installments in accordance with the Company's regular payroll practices, plus Bonus compensation of $81,250 in lieu of participation in the incentive compensation program administered by the Compensation Committee of the Company's Board of Directors to be paid on January 1, 2001.

     2.2  Business Expenses.  Company shall bear all ordinary and necessary
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business expenses reasonably incurred by Executive in performing his duties as an employee of Company consistent with Company's expense reimbursement policy.

                                  ARTICLE III
                               EARLY TERMINATION
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     3.1  Early Termination.  This Article sets forth the terms for early
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termination of this Agreement.

     3.2  Termination for Cause.  Company may terminate this Agreement for Cause
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immediately upon written notice to Executive.  "Cause" means Executive's (a)
commission of fraud, misappropriation or embezzlement of Company assets, (b) conviction of, or entry of a plea of guilty or nolo contendere to, a felony or crime involving moral turpitude, or (c) willful or wanton disregard or violation of any material duty, responsibility or significant Company policy involving his employment with the Company, and such conduct has not been cured within 30 days after written notice thereof; provided, however, that this paragraph (c) shall
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not apply to any failure to act that is attributable to Executive's illness or disability. Upon termination for Cause, Company shall pay Executive all compensation earned through the date of the written notice.

     3.3  Termination Without Cause.  Either Executive or Company may terminate
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this Agreement without Cause upon written notice.  In the event Executive terminates pursuant to this Section 3.3, Company shall pay Executive all compensation earned through the date of the written notice. In the event Company terminates pursuant to this Section 3.3, Company shall pay Executive deferred compensation payments under Section 3.6 and provide for continued health coverage under Section 3.7.

     3.4  Termination in the Event of Death.  This Agreement shall terminate
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automatically in the event of Executive's death, in which event Company shall pay deferred

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compensation payments under Section 3.6. Such amounts shall be paid (1) to the beneficiary or beneficiaries designated in writing to Company by Executive, (2) in the absence of such designation, to the surviving spouse, or (3) if there is no surviving spouse, or such surviving spouse disclaims all or any part, then the full amount, or such disclaimed portion, shall be paid to the executor, administrator or other personal representative of Executive's estate.

     3.5  Termination in the Event of Disability.  This Agreement shall
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terminate in the event of Executive's disability, in which event Company shall pay deferred compensation under Section 3.6 and provide for continued health care coverage under Section 3.7. "Disability" for purposes of this Agreement means a physical or mental condition which, in Company's sole judgment, prevents Executive, for an indefinite period which Company considers will be of a long and continued duration, from satisfactorily performing Executive's usual and customary duties for Company under this Agreement. Company shall base its disability determination upon medical reports and other evidence satisfactory to Company.

     3.6  Deferred Compensation Benefits.
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          (a) Upon the termination of this Agreement under Sections 3.4 or 3.5, or by Company under Section 3.3, Company shall pay, at the intervals set forth in Section 2.1, the remainder of the payments payable under Section 2.1, but reduced by the amount of any salary and bonus compensation Executive receives from Company if he remains in the employ of Company following the termination of this Agreement.

          (b) No interest shall accrue on the deferred compensation payments to be made.

          (c) The deferred compensation payments shall be subject to applicable federal and state income tax and employment tax withholding.

          (d) If this Agreement terminates under Section 3.4 upon Executive's death or if Executive dies after this Agreement terminates under Section 3.5 or is terminated by Company under Section 3.3, the remainder of the deferred compensation payments under subsection (a) above shall be paid (1) to the beneficiary or beneficiaries designated in writing to Company by Executive, (2) in the absence of such designation or if there is no surviving beneficiary at the time payment is to be made, to the surviving spouse, or (3) if there is no surviving spouse, to Executive's estate. If a beneficiary disclaims all or any part of the death benefit, the disclaimed portion will be paid as if the beneficiary had predeceased Executive.

          (e) If any person entitled to payments under this Section is deemed by Company to be incapable of personally receiving and giving a valid receipt for those payments, and Company has not received notice that a guardian or other legal representative has been appointed for that person, Company may provide for payments to be made to any other person or institution then contributing toward or providing for the care and maintenance of that person. Those payments shall be a complete discharge of Company's payment obligation under this Section.

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          (f) To the extent that any person acquires a right to receive payments from Company under this Section, those rights shall be no greater than the right of a general unsecured creditor of Company.

          (g) Company's deferred compensation payment obligation under this
Section is purely contractual. That is, payments shall be made in cash from Company's general funds and are not funded or secured in any manner by any asset of Company or any pledge or encumbrance of Company's property. Neither Executive nor any other person shall have any right, title or interest in or to any investments Company may make to aid it in meeting its payment obligation under this Section. This Section does not create, nor should it be construed as creating, a trust or escrow fund of any kind. The amounts payable by Company under this Section to Executive or any other person shall not be held by the Company or any other person in a fiduciary capacity.

          (h) No amount payable to Executive or any other person under this Section, nor the right to receive such a payment, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may any interest or right to receive a payment be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, that person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

          (i) Claims for benefits under this Section shall be resolved by claimant and Company following the claims review and appeals procedures of the Planar Systems, Inc. Deferred Compensation Plan.

     3.7  Health Plan Coverage.  If Company terminates this Agreement under
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Section 3.3 or if this Agreement terminates under Section 3.5, Company shall provide Executive with continued health care coverage as follows:

          (a) If Executive continues employment with Company following the termination of this Agreement, Executive will continue to be covered as an active employee under Company's group health plan in which Executive was participating at the time of the termination, or a successor plan, subject to the eligibility provisions of that plan.

          (b) If Executive does not continue employment with Company following termination of this Agreement, or if Executive continues employment, but cannot satisfy the eligibility requirements of Company's group health plan, Company shall pay the premiums for COBRA coverage under the Company's group health plan and, upon the expiration of COBRA coverage, the premiums for comparable portability coverage. Payment of COBRA or portability coverage premiums shall continue until the earlier of Executive attaining age 65 or qualifying for coverage under Company's group health plan.

          (c) To the extent the payment of premiums by Company under subsection
(b) above is deemed to be taxable income to Executive, Company shall pay Executive the amount required to compensate for that tax liability, it being Company's intention to provide Executive with tax-free health care coverage as if Executive were an active employee eligible for coverage under Company's group health plan.

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     3.8  Stock Options and Grants.  In the event that the Company terminates
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this Agreement for Cause pursuant to Section 3.2 or Executive voluntarily terminates this Agreement pursuant to Section 3.3, Executive shall be entitled to such rights as to the vesting of stock options and stock grants and exercisability of stock options held by him at the date of termination as provided by the plans and agreements under which such stock options and stock were granted as in effect on the date of termination. In the event that Company terminates this Agreement pursuant to Section 3.3 or this Agreement is terminated pursuant to Section 3.4 or 3.5, all outstanding stock options and stock grants (including the 10,000 share stock grant made on September 25, 1998) held by Executive at the date of termination shall become fully vested effective as of the termination date and the period during which any such stock option may be exercised shall immediately be extended to the expiration date of such stock option.

     3.9  Continuing Obligations.  Executive's obligations under Articles IV and
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V shall continue notwithstanding the termination of this Agreement.  All obligations of Company arising as a result of early termination of this Agreement pursuant to Article III hereof shall continue notwithstanding termination of this Agreement.

                                  ARTICLE IV
                             CONFLICT OF INTEREST
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     During the term of employment with Company and for two (2) years thereafter, Executive will engage in no activity or employment which may conflict with the interest of Company, and will comply with Company's policies and guidelines pertaining to business conduct and ethics.

                                   ARTICLE V
                                CONFIDENTIALITY
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     5.1  Confidential Information.  Executive affirms his obligations under and
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agrees to abide by all prior agreements with company pertaining to Confidential
Information, and restrictions on competition and/or nonsolicitation, including the following:

          (a) Use and Disclosure Restrictions.  Employee shall not use or
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disclose Confidential Information, in any form, for any purpose, except in the course of Employee's employment with Company.

          (b) Ownership of Information.  Employee acknowledges that he will
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obtain no right, title or interest in the Confidential Information, or any related information or data, and that the Confidential Information and related information shall remain the sole property of Company.

          (c) Return of Information.  Employee shall return all Confidential
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Information, including all copies in any form, to Company immediately upon termination of employment with Company.

     5.2  Return of Property.  Employee acknowledges that in the course of
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employment for Company, he may be provided with equipment, supplies, keys, credits cards, software, and

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other property for business use (collectively, "Company Property"). Employee shall return all Company Property immediately upon termination of employment with Company.

                                  ARTICLE VI
                              GENERAL PROVISIONS
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     6.1  No Adequate Remedy.  The parties agree that violation of Articles IV
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or V shall constitute a breach of this Agreement that will cause irreparable injury to Company, and that monetary damages alone would not adequately compensate Company for the harm suffered. Executive agrees that Company shall be entitled to injunctive relief to enjoin any breach or threatened breach of Articles IV or V in addition to any other available remedies.

     6.2  Successors and Assigns.  This Agreement shall be binding upon and
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inure to the benefit of Executive and Company, its subsidiaries, affiliated corporations, successors and assigns, and any such successor or assign shall absolutely and unconditionally assume all of Company's obligations hereunder.
In that this Agreement is a personal services contract, it shall not be assigned by Executive.

     6.3  Notices.  All notices, requests and demands given to or made pursuant
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to this Agreement shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address as set forth at the beginning of this Agreement. Either party may change its address, by notice to the other party given in the manner set forth in this Section. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the third business day thereafter or when it is actually received, whichever is sooner,

     6.4  Caption.  The various headings or captions in this Agreement are for
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convenience only and shall not affect the meaning or interpretation of this
Agreement.

     6.5  Governing Law, Forum and Attorney Fees.  This Agreement shall be
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interpreted and enforced in accordance with the laws of the State of Oregon.  In the event of any suit, action or arbitration to interpret or enforce this Agreement, the prevailing party shall be entitled to its attorney fees, costs, and out-of-pocket expenses, at trial and on appeal. The exclusive jurisdiction for any action to interpret or enforce this Agreement shall be Washington
County, Oregon.

     6.6  Construction.  Wherever possible, each provision of this Agreement
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shall be interpreted in such manner as to be effective and valid under applicable law. However, the provisions of this Agreement are severable. If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other obligations, provisions, or applications of this Agreement which can be given effect without the invalid obligations, provisions, or applications.

     6.7  Waivers.  No failure on the part of either party to exercise, and no
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delay in exercising, any right or remedy hereunder shall operate as a waiver of any provision, term, covenant, or condition of this Agreement or of the right to demand strict performance in the future.

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     6.8  Modification.  This Agreement may not be and shall not be modified or
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amended except by written instrument signed by the parties hereto.

     6.9  Entire Agreement.  This Agreement together with any of Executive's
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previously agreed upon obligations pertaining to confidentiality, noncompetition and/or nonsolicitation, constitute the entire agreement between the parties and supersede all prior or contemporaneous oral or written understandings, statements, representations or promises with respect to its subject matter. This Agreement was the subject of negotiation between the parties and, therefore, the parties agree that the rule of construction requiring that the agreement be construed against the drafter shall not apply to the interpretation of this Agreement.

     This Agreement, upon its signing by both parties, is effective as of the date first stated above.

JAMES M. HURD                     PLANAR SYSTEMS, INC.


/s/ James M. Hurd                 By: /s/ Jack Raiton
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                                  Title: VP-CFO
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